UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2007

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)

Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

   Effective April 5, 2007, Angelica Corporation (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Loan Agreement with LaSalle Bank National Association and other third party lenders (the “Loan Agreement”). The Second Amendment is expected to result in lower interest expense for the Company.

The Loan Agreement, which was previously entered into and reported by the Company on November 30, 2005, provided the Company with borrowing capacity under a secured revolving line of credit to $150 million. The Loan Agreement has previously been amended by the First Amendment (the “First Amendment”), which was entered into and reported by the Company on July 28, 2006. The First Amendment provides that, for purposes of computing financial ratios under the Loan Agreement, certain expenses are to be added back in determining earnings before interest, taxes, depreciation and amortization (“EBITDA”). The First Amendment also revised the definition of Funded Indebtedness for purposes of the Loan Agreement.

The Second Amendment reduces the amount of the Company’s secured revolving line of credit under the Loan Agreement from $150 million to $125 million. In exchange, the interest rates that apply to various levels of borrowing under the line of credit are lowered. In addition, by reducing the total amount of the line of credit, the Company anticipates that so-called unused fees (i.e. charges imposed under the Loan Agreement based on the amounts available under the line of credit but not borrowed), will be lower as well. The Company has not had need to borrow above the $125 million amount and does not anticipate a need to do so. Should that need arise, the accordion feature of the Loan Agreement has been retained and would make available to the Company an additional $25 million in borrowing capacity.

The Second Amendment also changes the debt-to-EBITDA ratio with which the Company must comply from a maximum of 4.0X to a maximum of 3.5X, and provides that, for purposes of computing this ratio, non-cash charges of any share-based compensation awards will be added back in determining EBITDA, to the extent such charges had been expensed.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1
Second Amendment to the Second Amended and Restated Loan Agreement, effective April 5, 2007, among Angelica Corporation, LaSalle Bank National Association, as Administrative Agent, and LaSalle and Other Lenders listed on the signature page hereto.

*    *   *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2007

ANGELICA CORPORATION

By: /s/ Steven L. Frey
Steven L. Frey, Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to the Second Amended and Restated Loan Agreement, effective April 5, 2007, among Angelica Corporation, LaSalle Bank National Association, as Administrative Agent, and LaSalle and Other Lenders listed on the signature page hereto.